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                                  EXHIBIT 4.9

                           AMENDMENT AGREEMENT NO. 2
                                       TO
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT


         THIS AMENDMENT AGREEMENT made and entered into as of the 28th day of October, 1996, by and among WACKENHUT CORPORATION, a Florida corporation (herein called the "Company"), the financial institutions who are signatories hereto (herein individually called the "Lender" and collectively the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION (SOUTH) (successor by merger of NationsBank of Florida, National Association), as Agent for the Lenders (herein called the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company, the Agent and the Lenders have entered into a Revolving Credit and Reimbursement Agreement dated January 5, 1995, as amended by Amendment Agreement No. 1 (the "Agreement") whereby the Lenders party thereto have agreed to make loans to the Company and to provide Letters of Credit; and

         WHEREAS, the Subsidiaries of the Company have guaranteed payment of the Obligations pursuant to Guaranty Agreements dated January 5, 1995, all as described in the Agreement and other Loan Documents; and

         WHEREAS, the Company has requested that the Agreement be amended as hereinafter provided;

         NOW, THEREFORE, the Company, the Lenders and the Agent do hereby agree as follows:

         1. The term "Agreement" as used herein and in Loan Documents shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Subject to the conditions hereof, clause (ii) of Section 7.11(a) is amended in its entirety, effective October 1, 1996, so that as amended it shall read as follows:

                  "7.11 Restricted Payments: Joint Venture Investments.

                           (a) ***

                                    (ii) Directly or indirectly, or through any
                           Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than (x) in exchange for or out of the net cash proceeds to the


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                           Company from the substantially concurrent issue or
                           sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock, (y) purchases or acquisitions of shares of Voting Stock of the Company which were issued pursuant to an employee stock plan, provided that the aggregate amount expended therefor does not exceed $250,000 in any one fiscal year of the Company, and (z) purchases or acquisitions of shares of Voting Stock of the Company after October 1, 1996 in the open market for an aggregate purchase of not to exceed $5,000,000, provided further, that such amounts expended shall not exceed that amount necessary in order to maintain beneficial ownership or control, directly or indirectly, of 50.1% (by number of votes) of the Voting Stock of the Company by the Wackenhut Family Group);"

         3. In order to induce the Lenders to enter into this Amendment Agreement, the Company represents and warrants to the Lenders as follows:

                  (a) The representations and warranties made by Company in
         Article VI of the Agreement are true on and as of the date hereto except that the financial statements referred to in Section 6.03(a) shall be those most recently furnished to each Lender pursuant to
         Section 7.17;

                  (b) There has been no material change in the condition, financial or otherwise, of the Company and its Subsidiaries since the date of the most recent financial reports of the Company received by each Lender under Section 7.17 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Company and its Subsidiaries are not, and since the date of the most recent financial report of the Company and its Subsidiaries received by each Lender under Section 7.17 thereof have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Company under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

         4. Each of the Subsidiaries of the Company have joined in the execution of this Agreement for the purpose of consenting hereto and hereby reaffirm their respective guaranty of payment of the Obligations.

         5. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent, the Lenders and




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their counsel; the Agent shall have received copies of all additional agreements, instruments and documents which they may reasonably request in connection therewith, including copies of resolutions of the Company authorizing the transactions contemplated by this Amendment Agreement, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Company relating to the matters provided for herein shall be satisfactory to the Agent, the Lenders and their counsel.

         6. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof.

         Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                           COMPANY:

WITNESS:                   WACKENHUT CORPORATION


                           By:
-------------------------     --------------------------------
                           Name: Terry P. Mayotte
                           Title: Treasurer
-------------------------

                           GUARANTORS:

WITNESS:                   WACKENHUT SERVICES, INCORPORATED
                           WACKENHUT INTERNATIONAL,
                           INCORPORATED
-------------------------  AMERICAN GUARD AND ALERT, INCORPORATED
                           WACKENHUT AIRLINE SERVICES, INC.
-------------------------  WACKENHUT EDUCATION SERVICES, INC.
                           TITANIA INSURANCE COMPANY OF AMERICA
                           TUHNEKCAW, INC.


                           By:
-------------------------     --------------------------------
                           Name: Terry P. Mayotte
                           Title: Treasurer
-------------------------



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                                    NATIONSBANK, NATIONAL ASSOCIATION
                                    (SOUTH) in its capacity as Agent


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------


                                    NATIONSBANK, NATIONAL ASSOCIATION
                                    (SOUTH) as Lender


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

                                    BANK OF AMERICA ILLINOIS


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------